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                                                                    EXHIBIT 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE


CONTACT: Brian Carney                                Investor Relations:
         Executive Vice President, CFO               Don Tomoff
         Jo-Ann Stores, Inc.                         Vice President,Finance
         330-656-2600                                Jo-Ann Stores, Inc.
         http://www.joann.com                        330-463-6815

           JO-ANN STORES ANNOUNCES 2.3% MAY SAME-STORE SALES INCREASE

HUDSON, OH--June 5, 2003 - Jo-Ann Stores, Inc. (NYSE: JAS.A and JAS.B), the leading national fabric and craft retailer, reported today that May same-store sales increased 2.3% versus a 5.7% same-store sales increase last year. May net sales increased 1.0% to $108.5 million from $107.4 million for the same period last year.


Year-to-date sales increased to $483.3 million from $479.8 million in the prior year. Year-to-date same-store sales increased 2.5% versus an 11.7% same-store sales increase for the same period last year.

Jo-Ann Stores, Inc. (http://www.joann.com), the leading national fabric and craft retailer with locations in 48 states, operates 836 Jo-Ann Fabrics and Crafts traditional stores and 77 Jo-Ann superstores.


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